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                                                                  EXHIBIT 23.3

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 on Form S-8 (333-36463) of U.S. Office Products Company of our reports dated February 28, 1997, except for Note Q, as to which date is April 14, 1997 and March 7, 1997, except for Note L, as to which the date is April 14, 1997 with respect to the financial statements of United Envelope Co., Inc. and its affiliate, Rex Envelope Co., Inc. and Huxley Envelope Corporation, respectively, for the year ended December 31, 1996, which financial statements appear in U.S.
Office Products Company's Current Report on Form 8-K filed on May 29, 1997.

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 on Form S-8 (333-36463) of U.S. Office Products Company of our reports dated March 6, 1996 and March 4, 1996, with respect to the financial statements of United Envelope Co., Inc. and its affiliate, Rex Envelope Co., Inc. and Huxley Envelope Corporation, respectively, for the years ended December 31, 1995 and December 31, 1994 which reports appear in U.S. Office Products Company's Annual Report on Form 10-K/A for the year ended April 26, 1997.


/s/ HERTZ, HERSON & COMPANY, LLP


HERTZ, HERSON & COMPANY, LLP
New York, New York
November 18, 1997